Exhibit 99.2

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (“Stipulation”) dated May 4, 2011, is made and entered into by and among the following Parties: (i) City of Pontiac Policeman’s and Fireman’s Retirement System and Robert B. Minich (“Plaintiffs”), individually and derivatively on behalf of Fossil, Inc. (“Fossil” or the “Company”); (ii) Tom Kartsotis, Kosta N. Kartsotis, Michael W. Barnes, Jal S. Shroff, Alan J. Gold, Kenneth W. Anderson, Donald J. Stone, Michael Steinberg, Caden Wang, Richard H. Gundy, Mark D. Quick, Randy S. Kercho, Michael L. Kovar, Thomas R. Tunnell, Randy S. Hyne, Stephen Bock, and Junichi Hattori (the “Individual Defendants”); and (iii) Fossil, by and through its counsel of record in the Action. This Stipulation is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and dismiss the Action with prejudice, upon the terms and subject to the conditions set forth herein.

I.	SUMMARY OF THE ACTION AND SETTLEMENT NEGOTIATIONS

On September 13, 2006, plaintiff City of Pontiac Policeman’s and Fireman’s Retirement System filed a complaint in the United States District Court for the Northern District of Texas (the “Court”) under the caption City of Pontiac Policeman’s and Fireman’s Retirement System v. Kartsotis, et. al., Case No. 3:06-cv-01672-P. On October 26, 2006, plaintiff Robert B. Minich filed a complaint under the caption Minich v. Kartsotis, et al., Case No. 3:06-cv-01977-M, in the same Court. The two complaints were consolidated by order dated November 29, 2006, under the caption In re Fossil, Inc. Derivative Litigation, Case No. 3:06-cv-01672 (“Action”). On December 13, 2006, the City of Pontiac Policeman’s and Fireman’s Retirement System and Robert B. Minich were appointed by the Court as Co-Lead Plaintiffs, and the law firms of Robbins Geller Rudman & Dowd LLP (formerly known as Lerach Coughlin Stoia Geller Rudman & Robbins LLP) and Robbins Umeda LLP (formerly known as Robbins Umeda & Fink LLP) were appointed as Co-Lead Counsel.

On February 12, 2007, Plaintiffs filed their Consolidated Verified Shareholder Derivative Complaint. Plaintiffs bring derivative claims on behalf of Fossil and against certain of its current and former officers and directors for alleged violations of §§10(b) and 14(a) of the Securities

Exchange Act of 1934 (“Exchange Act”), breaches of fiduciary duty, abuse of control, constructive fraud, corporate waste, unjust enrichment, and gross mismanagement. Plaintiffs allege that the Individual Defendants engaged in the backdating of stock option grants, received backdated options and/or were otherwise aware of the backdating of stock options to dates when the Company’s shares were trading at or near the lowest price for the relevant period in breach of their fiduciary duties to Fossil and its shareholders.

On May 7, 2007, Fossil issued a final report announcing the findings of its “Special Committee” of Fossil directors with respect to their investigation of the Company’s historical equity granting practices. The Special Committee determined that option grants between at least 1999 and the second quarter of 2006 used incorrect measurement dates and that, with respect to certain option grants up to and including 2002, “favorable grant dates were selected with the benefit of hindsight.” Fossil was forced to issue restatements for 2004 through 2006 to account for understated compensation expenses and overstated income, net income, and earnings per share for a non-cash charge with total financial impact of approximately $16 million.

On June 29, 2007, Plaintiffs filed their First Amended Consolidated Verified Shareholder Derivative Complaint (“First Amended Complaint”), which included allegations based upon the final report issued by Fossil’s Special Committee. On July 6, 2007, August 6, 2007, and August 21, 2007 respectively, the Company and certain Individual Defendants, Thomas R. Tunnell, and Randy S. Kercho (collectively, the “Defendants”) filed three separate motions to dismiss the First Amended Complaint (the “Motions to Dismiss”) pursuant to Federal Rules of Civil Procedure 9(b), 12(b)(6), and 23.1 and the Private Securities Litigation Reform Act of 1995 (“PSLRA”).

For several months thereafter, while the Motions to Dismiss were still pending, the Parties to the Action and their respective counsel engaged in good faith, arm’s-length negotiations in an effort to resolve the claims alleged in the Action. On July 29, 2008, the Parties and their respective counsel attended their first full-day mediation session before the Honorable Edward A. Infante (Ret.). The Parties’ first attempt at mediation and settlement was unsuccessful.

On July 15, 2009, after the Motions to Dismiss were fully briefed, the Court held a hearing to consider arguments from the Parties and their respective counsel. On July 17, 2009, the Court denied all three Motions to Dismiss and issued an order requiring Plaintiffs to partially re-plead their Rule 10b-5 and Section 14(a) claims.

On August 3, 2009, the Court issued an order referring the Parties to a second mediation. On October 22, 2009, the Parties attended a mediation before Antonio Piazza. The Parties’ second attempt at mediation and settlement was unsuccessful.

On October 13, 2009, Plaintiffs filed their Second Amended Consolidated Verified Shareholder Derivative Complaint (“Second Amended Complaint”). On December 9, 2009, Defendants moved to dismiss the Second Amended Complaint (the “Second Motion to Dismiss”). Plaintiffs filed their opposition to the Second Motion to Dismiss on January 7, 2010, and the Defendants filed their reply on January 14, 2010. On January 19, 2010, the Court held a hearing to consider arguments from the Parties and their respective counsel. On May 19, 2010, the Court denied Defendants’ Second Motion to Dismiss in its entirety.

On August 15, 2010, the parties and their respective counsel attended a three-day-long mediation before the Honorable Howard B. Wiener (Ret.), a highly experienced securities mediator (“August 15 Mediation”). Although the Action did not settle at the August 15 Mediation, as a result of the foregoing and continued good-faith negotiations among the Parties and their respective counsel, the Parties reached an agreement-in-principle to settle the Action upon the terms and subject to the conditions set forth in this Stipulation.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe the Action has substantial merit. Nonetheless, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued

proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel also are mindful of the inherent problems of proof and possible defenses to the claims alleged in such actions. Plaintiffs’ Counsel have conducted a thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, and believe that the Settlement set forth in the Stipulation confers substantial benefits upon Fossil and its shareholders. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Fossil and its Current Fossil Shareholders and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Plaintiffs, Fossil, or its shareholders. Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. The Individual Defendants are entering into this Settlement solely because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, the Individual Defendants and Fossil acknowledge that the Settlement provides substantial benefits to Fossil and its shareholders.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (on behalf of themselves and derivatively on behalf of Fossil), the Individual Defendants, and Fossil, by and through their respective counsel or attorneys of record, that, subject to Court approval, the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice, as to all Parties, upon the terms and subject to the conditions set forth herein as follows:

1. Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Action” means the shareholder derivative action pending in the United States District Court, Northern District of Texas, captioned In re Fossil, Inc. Derivative Litigation, Case No. 3:06-cv-01672-F.

1.2 “Co-Lead Counsel” means collectively Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101 and Robbins Umeda LLP, 600 B Street, Suite 1900, San Diego, CA 92101.

1.3 “Current Fossil Shareholders” means any Persons who owned Fossil common stock as of the date of the execution of the Stipulation and who continue to hold their Fossil common stock as of the date of the final settlement approval hearing, excluding the Individual Defendants, the officers and directors of Fossil, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.4 “Defendants” means collectively, Tom Kartsotis, Kosta N. Kartsotis, Michael W. Barnes, Jal S. Shroff, Alan J. Gold, Kenneth W. Anderson, Donald J. Stone, Michael Steinberg, Caden Wang, Richard H. Gundy, Mark D. Quick, Randy S. Kercho, Michael L. Kovar, Thomas R. Tunnell, Randy S. Hyne, Stephen Bock, Junichi Hattori, and Fossil, Inc.

1.5 “Defendants’ Counsel” means collectively Fish & Richardson, P.C., 1717 Main Street, Suite 5000, Dallas, TX 75201; Law Offices of Joe Staley, Jr., P.C., 3100 Monticello Avenue, Suite 850, Dallas, TX 75205; Bracewell Giuliani LLP, 1445 Ross Avenue, Suite 3800, Dallas, TX 75202; and Scott Yung, 208 N Market Street, Suite 200, Dallas, TX 75202.

1.6 “Defendants’ Released Claims” means any and all claims, debts, rights, or causes of action or liabilities, including Unknown Claims, that could be asserted in any forum by the Released Parties or their successors and assigns against the Plaintiffs, Plaintiffs’ Counsel, or Fossil which arise out of or relate in any way to the institution, prosecution, or settlement of the Action (except for any claims to enforce the Settlement).

1.7 “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 herein have been met and have occurred.

1.8 “Final” means (i) the date of final affirmance on an appeal of the Judgment; (ii) the date of final dismissal of any appeal from the Judgment; or (iii) if no appeal is filed, the expiration date of the time for filing or noticing any appeal from the Judgment.

1.9 “Fossil” or the “Company” means Fossil, Inc. and any of its successors, predecessors, parents, subsidiaries, divisions or affiliates.

1.10 “Individual Defendants” means collectively, Tom Kartsotis, Kosta N. Kartsotis, Michael W. Barnes, Jal S. Shroff, Alan J. Gold, Kenneth W. Anderson, Donald J. Stone, Michael Steinberg, Caden Wang, Richard H. Gundy, Mark D. Quick, Randy S. Kercho, Michael L. Kovar, Thomas R. Tunnell, Randy S. Hyne, Stephen Bock, and Junichi Hattori.

1.11 “Judgment” means the Final Judgment and Order of Dismissal With Prejudice to be rendered by the Court, substantially in the form of Exhibit B attached hereto.

1.12 “Parties” means collectively, Plaintiffs, the Individual Defendants, and Fossil.

1.13 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.14 “Plaintiffs” means collectively the City of Pontiac Policeman’s and Fireman’s Retirement System and Robert B. Minich, individually and derivatively on behalf of Fossil.

1.15 “Plaintiffs’ Counsel” means collectively Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101; Robbins Umeda LLP, 600 B Street, Suite 1900, San Diego, CA 92101; Kendall Law Group, LLP, 3232 McKinney Avenue, Suite 700, Dallas, TX 75204; and The Shuman Law Firm, 885 Arapahoe Boulevard, Boulder, CO 80302.

1.16 “Related Persons” means each of an Individual Defendant’s past or present subsidiaries, parents, successors and predecessors, insurers, officers, directors, agents, employees, attorneys, advisors, investment advisors, auditors, accountants, and any firm, trust, corporation, officer, director, or other individual or entity in which any Defendant has a controlling interest, and the legal representatives, heirs, successors-in-interest, or assigns of any Defendant.

1.17 “Released Claims” means any and all claims, debts, demands, rights, or causes of action or liabilities whatsoever, asserted or unasserted, including Unknown Claims, existing derivatively on behalf of Fossil, against any of the Released Parties which arise out of/or relate to the facts, transactions, events, acts, disclosure statements which were alleged or could have been alleged concerning Fossil’s stock option practices, disclosures, or any other matter related to the allegations made in the Action. Notwithstanding the foregoing, Released Claims shall not include any claims to enforce the Stipulation.

1.18 “Released Parties” means collectively each of the Individual Defendants and each of their Related Persons.

1.19 “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.

1.20 “Unknown Claims” means any of the Released Claims and any of the Defendants’ Released Claims that any Party does not know or suspect exists in his, her, or its favor at the time of the Settlement including, without limitation, those claims which, if known, might have affected the decision to enter into, or not object to, this Settlement. The Parties expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code Section 1542 (“§1542”) or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them, with respect to the Released Claims and Defendants’ Released Claims in the Settlement, as the case may be, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims and Defendants’ Released Claims known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do not exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

2. Settlement Consideration

2.1 Financial Benefits. As a result of the filing, prosecution, and settlement of the Action, the Individual Defendants’ insurance carriers shall pay the Company $8,666,666.66 within

10 business days of the occurrence of the Effective Date provided that if a Judgment is entered but there is any appeal from the Judgment, the insurance carriers and the Company will work in good faith to have the $8,666,666.66 paid into an escrow account with an escrow agent and form of agreement acceptable to both the insurance carriers and the Company.

2.2 Corporate Governance Measures; Revised Option Measurement Dates; Reprimands; and, Improvements to Internal Controls. As a result of the filing, prosecution, and settlement of the Action, the Company also revised option measurement dates, reprimanded certain officers and directors, improved internal controls, changed its board composition and practices, established “majority voting” for election of directors, and changed compensation practices, including stock option plans and option granting practices and procedures.

2.3 The Fossil Board has agreed to adopt, or to maintain where already implemented, the corporate governance measures set forth in paragraphs 2.4 to 2.9 below within 10 days from the entry of this Stipulation and will keep such measures in force and effect for a period of no less than 6 years. Fossil and the Individual Defendants acknowledge and agree that the Action was a material causal factor in the Company’s decision to implement these measures, including changes to corporate governance, internal controls and option granting practices, procedures and plans since the filing of the Action. Fossil further acknowledges and agrees that these measures are significant and extensive and confer substantial benefits upon Fossil and its shareholders by, among other things, helping to prevent the manipulation of stock options and other equity awards in the future.

2.4 Repricing; Revised Option Measurement Dates; Reprimands; Improvements to Internal Controls: The Company has:

(a) Instituted internal audit procedures relating to the equity-based compensation awards approval and documentation process;

(b) Engaged an independent compensation consultant and independent counsel to improve the Compensation Committee approval and oversight process;

(c) Designated specific members of in-house legal, accounting, and human resources staffs to oversee documentation, accounting and disclosure of all equity-based compensation awards;

(d) Widely distributed and explained enhanced equity grant processes and documentation requirements;

(e) Adopted and improved incentive plans designed to prevent the backdating of stock options;

(f) Increased automation of the equity grant record keeping process;

(g) Improved process and controls regarding delegated grant authority;

(h) Improved training and education designed to ensure that all relevant personnel involved in the administration of equity-based compensation awards understand relevant policies and requirements

(i) Reprimanded Messrs. Tom and Kosta Kartsotis, and Mr. Randy Kercho who is no longer employed by the Company;

(j) Evaluated and revised accounting measurement dates, amounts of compensation charges, classification of stock options, and related tax effects, identified material weaknesses in internal controls over financial reporting related to deficiencies in stock option granting practices, identified errors in financial reporting related to stock-based compensation, and restated previously-reported financial statements, including, but not limited to: compensation expense; pre-tax income; income and retained earnings.

(k) Repriced over 1.5 million improperly dated and/or improperly priced options so they carry the exercise prices they should have carried if they were priced at fair market value on the actual date of grant.

2.5 Board Composition and Practices.

(a) Board Structure. The Company has amended its Corporate Governance Guidelines as follows: When the Chairman is a member of Company management, the Chairman of the Nominating and Corporate Governance Committee, who shall be an independent director meeting the guidelines specified herein, shall also act ex officio as the Lead Independent Director of the Board, with responsibility for coordinating the activities of the other non-management directors and for performing the duties specified herein and such other duties as are assigned by the Board. The Company shall maintain the position of Lead Independent Director so long as any member of management occupies a position on the Board. The Lead Independent Director’s responsibilities include the following:

(i) setting the Board’s agenda in collaboration with the CEO and/or Chairman;

(ii) acting as a regular communication channel among the Board, the CEO and other management, the Chairman and the independent directors and the Board;

(iii) assessing and discussing with other independent board members the quality, quantity and timeliness of the flow of information from the Company’s management to the independent board members;

(iv) organizing and presiding over executive sessions to review the Company’s performance and management effectiveness (including scheduling and setting the agenda for these sessions);

(v) organizing exit interviews with resigning senior managers to determine whether their departure reflects problems with the CEO or other Company issues;

(vi) serving as an independent point of contact for shareholders wishing to communicate with the Board, other than through the CEO or chairman;

(vii) meeting with shareholders to discuss their concerns and expectations;

(viii) calling special meetings of the Board or of the independent directors;

(ix) recommending or assigning tasks to the appropriate committees;

(x) being a member of or otherwise involved with the committees;

(xi) chairing the Nominating and Corporate Governance Committee (or another key committee);

(xii) coordinating and/or overseeing committee, Board and other corporate governance assessments;

(xiii) coordinating and/or overseeing the performance evaluation of the CEO and/or Chairman; and

(xiv) identifying and recommending appropriate independent advisors or consultants as needed.

(b) Standing Committees; Addition of Finance Committee. Fossil has added a Finance Committee, which will have the power and authority to approve on behalf of the Board any and all strategies, plans, policies and actions related to corporate finance, including but not limited to prudent and appropriate repurchases of the Company’s common stock. Each standing Committee of the Board shall maintain a written charter, which is made available to the public on the Company’s website, and requires that the Committee meet no fewer than four times per year.

(c) Declassified Director Elections; Increase of Board Independence; Addition of New Independent Directors. The Company has amended its Bylaws and Corporate Governance

Guidelines to provide for the declassification of elected Board members. Three directors have retired from the Board, and since that time the Company has added five new independent directors The Company has established and will endeavor to maintain a Board that is composed of two-thirds or more independent directors as defined by the requirements attached as Exhibit C.

(d) Director Stock Ownership. The Company shall pay in equity (to fully vest not less than within one year or the date of the next annual meeting of stockholders) not less than between 1/2 and 2/3 of directors’ annual fees. Each year the Company will assess the average amount of annual fees paid in stock by Fossil’s peers to ensure the amount of stock compensation to directors at Fossil is competitive with that average.

2.6 Shareholder “Majority Voting” Election of Directors. The Company has established and will maintain Corporate Governance Guidelines providing director nominees shall be elected by the affirmative vote of the majority of votes case at the annual meeting of shareholders, as follows: “In an uncontested election, any nominee for director who receives a greater number of votes ‘withheld’ from his or her election than votes ‘for’ such election (a ‘Majority Withheld Vote’) shall promptly tender his or her resignation following certification of the stockholder vote.”

2.7 Compensation Practices.

(a) Lapse of Unvested Equity Awards. The Company will in good faith endeavor to implement in all future executive hiring, severance or change-of-control agreements and retirement agreements, requirements that all unvested equity awards lapse not later than one year from termination.

(b) Clawback Upon Violation of Equity Incentive Plan Terms. Any officers, directors, or employees having responsibilities involving plan administration, who violate the terms of the 2008 Long Term Incentive plan, or any subsequent plans, shall be subject to disciplinary action as determined by the Compensation Committee or Board, or pursuant to delegated authority.

Disciplinary action may include, reprimand or termination in the case of an employee, reprimand or removal from the Compensation Committee and/or Board in the case of a director, and forfeiture or repricing of options or the repayment of profits received from the exercise of options granted in connection with a knowing violation of the plan.

2.8 Stock Option Plans; Granting Practices, Procedures; and, Internal Controls. Stock options granted to all officers, directors, employees and new hires, shall be granted only on pre-set dates, which shall be set by the Compensation Committee or Board prior to the beginning of the fiscal year in which the options are to be granted. All grants to officers and employees (except annual merit grants that have their own preset date) are made on the 15th of the month following the calendar quarter in which they are approved.

(a) Authority for Grants. The Compensation Committee (the “Committee”) of the Board of Directors of the Company has the authority under the Company’s plans to determine and designate from time to time the eligible persons to whom equity-based incentives will be granted and shall set forth in each applicable grant, the date of grant, the exercise price, if applicable, and all other such terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the terms herein.

(b) Granting of Equity-Based Incentive Grants.

(i) Annual Merit Grants. Equity-based grants may be made annually by the Committee to eligible employees or independent contractors in conjunction with the performance review process. The Committee may grant any amount to an eligible employee or independent contractor that it deems appropriate and may consider any factors it deems appropriate, including, without limitation, the individual’s performance, level of responsibility held within the organization, job grade and company performance. With respect to such annual merit grants:

1) Each year the Corporate Human Resources Department shall create an Equity Grant Matrix that proposes the number of shares subject to equity-based incentives that it recommends awarding, organized by performance rating, management level and grade.

2) Following completion of the Equity Grant Matrix, the Corporate Human Resources Department will prepare a summary of the proposed annual merit grants for the Committee’s approval.

3) If the Committee desires to make the proposed annual merit grants, the Committee shall formally approve the grants in accordance with the terms herein concerning “Determination of the Date of Grant.”

(ii) Special One-Time Grants. In addition to the annual merit grants, from time to time, a special one time equity grant of stock options, stock appreciation rights (“SARs”), restricted stock or restricted stock units (“RSUs”) may be offered for new hires or independent contractors, or for retention or promotion purposes. These grants may be made to other employees or independent contractors only as follows:

1) in the case of restricted stock or RSUs, at the discretion of the Committee; or

2) in the case of stock options or SARs, at the discretion of the Committee or, if amounts remain under a grant pool, by an Authorized Officer specified by the Committee.

(iii) All special one time grants must be approved in writing prior to the Date of Grant (as defined herein) as follows:

1) in the case of restricted stock or RSUs, by the Committee; or

2) in the case of stock options or SARs, by the Committee or, if amounts remain under a grant pool, by an Authorized Officer specified by the Committee.

(iv) Special One-Time grants are to be aggregated during each quarter and approved on a quarterly basis by the Committee.

(c) Determination of the “Date of Grant.”

(i) Annual Merit Grants. Unless otherwise determined by the Committee, the “Date of Grant” for any annual merit grants shall be as follows:

March 15th for all grants to executive officers of the Company and to all employees and independent contractors of the Company and its Subsidiaries.

provided that, on or prior to such date, the Committee’s approval sets forth the maximum number of shares subject to each grant; the exercise price (to the extent applicable) for each grant and the identity of the individual (either by job title or name) who is receiving each grant.

Any individual or group of individuals whose annual merit grant is not finalized prior to the date of approval of the annual merit grants by the Committee shall be excluded from the annual merit grant, but may be eligible to receive a special one time grant, as set forth in subsection (ii) below, or other Committee grant, as set forth in subsection (iii) below, in the amount that such individual or group of individuals would have received as an annual merit grant had such grant been made on a timely basis.

(ii) Special One-Time Grants. The “Date of Grant” for any special one time grant(s) shall be (i) the fifteenth day of the month following the date of written approval of the Authorized Officer or the recipient’s first day of employment, whichever is later, (ii) the fifteenth day of the month following the date of formal Committee approval or the recipient’s first day of employment, whichever is later or (iii) such other date on or after the date of formal Committee approval as specified by the Committee; provided that each approval sets forth the maximum number of shares subject to each grant; the exercise price (to the extent applicable) for each grant and the identity of the individual (either by job title or name) who is receiving each grant.1

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The “fifteenth day of the month” shall mean the fifteenth day of the month that follows the end of any calendar quarter. For example, the fifteenth day of the month for a grant that is approved in the first quarter in accordance with the terms herein would be April 15.

(iii) Committee Grants. The “Date of Grant” for any grants other than special one time grants or annual merit grants shall be the date selected by the Committee for the Date of Grant, provided that (i) in no event shall such date be prior to the date of formal Committee approval and (ii) each approval sets forth the maximum number of shares subject to each grant; the exercise price (to the extent applicable) for each grant and the identity of the individual (either by job title or name) who is receiving each grant.

(iv) Date of Formal Committee Approval. For the purposes of the practices and procedures set forth herein, the date of formal Committee approval means, in the case of a meeting, the date that the Committee meets to approve the grants or, in the case of a unanimous written consent, the date that the last member of the Committee executes and delivers such consent to the Secretary of the Company. With respect to any option grants made by unanimous written consent rather than at a meeting of the Board or the Compensation Committee, an internal exception report shall be generated detailing grant, when it was authorized and entered into the Company’s option tracking system, and the reasons the grant was made by unanimous written consent.

(d) Determination of the Exercise Prices for Grants. To the extent an equity-based incentive grant has an exercise price, such exercise price shall always be equal to or greater than the Fair Market Value of the Common Stock, which shall be the mean between the highest and lowest sales price per share of the Common Stock on the Date of Grant (or, if the particular date is not a trading day, the mean of the high and low prices per share of the Common Stock immediately preceding such particular date), and shall be determined in accordance with the requirements of Section 422 (to the extent incentive stock options are granted) and/or Section 409A of the Code and the regulations and other guidance issued thereunder.

(e) Notification Procedures.

(i) In accordance with the terms of the Company’s plans, each grant shall be evidenced by a written or electronic award agreement, containing such terms, conditions and limitations applicable to such grant and, if written, shall be signed by the CEO, the Chief Operating Officer or any Vice President of the Company for and on behalf of the Company. All executed agreements or electronic acknowledgements shall be sent to the Vice President of Human Resources for filing.

(ii) As soon as administratively practicable following approval of the grants and in accordance with the provisions of Statement of Financial Accounting Standards No. 123R and, with respect to incentive stock options, Section 422 of the Code, the Equity Administrator shall notify the recipients of the grants, either via U.S. mail or electronically, of the type of grant, the Date of Grant, the exercise price (if applicable) and the number of shares subject to the grant.

(iii) Each written or electronic award agreement delivered by the Company in connection with an equity based compensation award subject to this Policy shall be accompanied by such information and documentation, including a Section 10(a) prospectus that meets the requirements of Rule 428(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as shall be required to be delivered or made available by applicable state and federal securities laws and regulations, including the rules associated with the use of Form S-8 under the Securities Act.

(f) Education & Training. Any person responsible for administering any stock option plan and the guidelines therein shall be trained to understand the requirements of the plan and guidelines, which training shall include methods of identifying prohibited practices, including retrospective dating of option grants and any option granting practices hereafter expressly prohibited by the Securities and Exchange Commission. In addition, the training shall include how to appropriately administer the Company’s stock option plans.

2.9 Audit Engagement Partner Rotation; Outside Audit Firm Review. The Company’s outside audit engagement partner has been rotated. Subject to SEC rules and regulations and any future amendments thereto, the audit engagement partner shall be rotated every five years. The Company’s outside auditor shall review and assess the Company’s internal controls and internal audit function and report the results of that review to the Audit Committee each year.

3. PRELIMINARY APPROVAL AND NOTICE

3.1 Promptly after execution of the Stipulation, Co-Lead Counsel shall submit the Stipulation together with its Exhibits to the Court and shall jointly apply for entry of an order (the “Notice Order”), substantially in the form of Exhibit A attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and content of the Summary Notice of Proposed Settlement of Shareholder Derivative Action (“Summary Notice”) and the Notice of Proposed Settlement of Shareholder Derivative Action (“Notice”); and (iii) a date for the Settlement Hearing.

3.2 Plaintiffs will move the Court to approve the form and content of notice of the Settlement to Fossil shareholders. Specifically, Plaintiffs will seek approval of the Summary Notice, substantially in the form attached hereto as Exhibit A-2, and the Notice, substantially in the form attached hereto as Exhibit A-1. The Summary Notice shall be published once in Investor’s Business Daily and shall refer shareholders to the website of Fossil to view and/or download the detailed Notice and this Stipulation. In addition, Fossil shall cause a copy of the Notice and the Stipulation to be filed with the United States Securities and Exchange Commission (“SEC”) via a Form 8-K. Fossil shall be responsible for all costs associated with the Notice.

3.3 Plaintiffs’ Counsel shall request that the Court hold the Settlement Hearing after notice as described above is given to Fossil shareholders to consider and determine whether to approve the settlement of the Action on the terms as set forth herein as fair, reasonable and adequate, including the payment of attorneys’ fees and expenses in the amount negotiated by the parties and apply for entry of the Judgment.

4. RELEASES

4.1 Upon the Effective Date, Plaintiffs (acting derivatively on behalf of Fossil), Fossil, and its shareholders, shall be deemed to have and by operation of the Judgment in the Action shall have released, waived, discharged, and dismissed any and all Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Released Claims, against any Released Parties.

4.2 Upon the Effective Date, Defendants and each of their Released Parties, shall be deemed to have and by operation of the Judgment in the Action shall have released, waived, discharged, and dismissed any and all Defendants’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims, against Plaintiffs, Plaintiffs’ Counsel and Fossil.

5. ATTORNEYS’ FEES AND EXPENSES

5.1 As a result of the substantial benefits conferred upon Fossil and its shareholders, Fossil has agreed to pay to Plaintiffs’ Counsel for their reasonable attorneys’ fees and expenses, subject to the Court’s determination at the Settlement Hearing. Fossil has agreed to pay Plaintiffs’ Counsel (i) the “Defined Amount of Stock” (defined below) (referred to as the “Stock Award”) and (ii) the “Option Award” (as defined below), subject to Court approval.

5.2 The Option Award means a stock option to acquire up to 32,000 shares of Fossil common stock with an exercise price equal to the volume weighted average closing price of Fossil common stock on the Nasdaq stock market for the five trading days immediately preceding the

Effective Date (the “Option”). The Option Award shall (i) be non-transferrable, (ii) expire one year from the Effective Date, (iii) only be exercisable in a cashless exercise, and (iv) provide for proportionate adjustment in the event of a stock split or other reorganization. The Option Award shall be pursuant to a form of stock option agreement to be entered into on the Effective Date.

5.3 The Defined Amount of Stock means 131,963 shares of Fossil common stock which amount shall be adjusted as set forth below and in paragraphs 5.5 and 5.6. The shares constituting the Stock Award shall be issued by Fossil and delivered to Robbins Geller Rudman & Dowd LLP, as receiving agent for Plaintiffs’ Counsel pursuant to instructions provided by Co-Lead Counsel within two (2) business days after the Effective Date (“Delivery Date”). On the Delivery Date, the Defined Amount of Stock shall be adjusted. Should the closing sales price of Fossil’s common stock on the NASDAQ marketplace on the trading day immediately prior to the Delivery Date (the “Adjustment Reference Price”) be $0.01 more or less than the closing sale price of Fossil’s common stock on October 28, 2010 (the “Initial Reference Price”), then the Defined Amount of Stock shall be adjusted upward or downward to the nearest whole share pursuant to the following formula: Initial Reference Price less Adjustment Reference Price, which amount is then divided by the Adjustment Reference Price. The product of the calculation in the immediately preceding sentence is then multiplied by 131,963 to generate the number of shares by which the Defined Amount of Stock will be adjusted upward if the result is a positive number or downward if the result is a negative number.

5.4 The shares constituting the Stock Award and the Option Award shall be registered or exempt from registration provided by §3(a)(10) of the Securities Act of 1933. Fossil and Co-Lead Counsel shall take all necessary and appropriate action to perfect the exemption of the shares represented by the Stock Award and Option Award from registration under the Federal Securities laws by reason of §3(a)(10) of the Securities Act of 1933.

5.5 Agreement to the Defined Amount of Stock and Option Award is based upon the assumption there will be no stock splits in Fossil’s common stock that would affect the Defined Amount of Stock or Option Award. If a stock split occurs before the date of distribution of the Stock Award and Option Award, the Defined Amount of Stock, Initial Reference Price and Adjustment Reference Price shall be adjusted to reflect the stock split. The shares constituting the Stock Award and any shares issued under the Option Award shall be fully paid, non-assessable and freely tradable, except as provided herein.

5.6 In the event of a merger or acquisition or sale of Fossil which results in the conversion of Fossil common stock into the stock of another entity (the “Other Entity Shares”) before the Delivery Date, the shares constituting the Stock Award and the shares underlying the Option Award shall be converted into the Other Entity Shares on the same basis that the shares of Fossil common stock that were outstanding prior to the merger or acquisition were converted into the Other Entity Shares. In addition, the exercise price of the Option shall be appropriately adjusted to reflect such Merger, acquisition or sale shall be converted in accordance with the same formula.

5.7 The Parties’ counsel shall obtain Court approval of the issuance of the shares of Fossil common stock as part of the Stock Award and for the issuance of the Option and do such other things as are required to exempt such shares and the Option from the registration requirements of the Securities Act of 1933 under Section 3(a)(10) thereof (“Section 3(a)(10)”), including, but not limited, to (i) advising the Court that the shares of Fossil common stock constituting the Stock Award and the Option Award will be issued in reliance upon the Section 3(a)(10) exemption based on the Court’s approval of the transaction, (ii) causing the Court to hold a hearing on the fairness of the terms and conditions of the issuance of the Stock Award and the Option Award (the “Fairness Hearing”), (iii) providing to Plaintiffs, Plaintiffs’ counsel and all current stockholders of Fossil with notice of the Fairness Hearing, and (iv) ensuring that there are no improper impediments to the appearance by the persons identified in (iii) above to appear at the Fairness Hearing. The issuance of the Stock Award and Option Award under Section 3(a)(10) is expressly conditioned upon and subject to the Court finding at the Fairness Hearing that the issuance of the Stock Award and Option Award as attorneys’ fees is fair, both substantively and procedurally, to the persons to whom the shares of Fossil common stock constituting the Stock Award and the Option Award are to be issued.

5.8 The Parties recognize that the Stock Award and/or Option Award may be adjusted or modified by court order. Such adjustment or modification will serve only to modify the terms of this Stipulation and shall not render it null or void.

5.9 The Stock Award and Option Award shall constitute full, complete, and exclusive compensation for all of Plaintiffs’ Counsel’s efforts, fees, services and expenses, whether before or after the date of this Stipulation.

6. Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

(a) Fossil’s Board of Directors has approved the Settlement;

(b) the Court has entered the Judgment; and

(c) the Judgment in the Action has become Final.

6.2 If any of the conditions listed in ¶6.1 are not met, the Stipulation and any settlement documentation shall be null and void and of no force and effect, unless Plaintiffs’ Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Stipulation. In the event that any of the conditions listed in ¶6.1 are not met, the Parties shall be restored to their positions on the date immediately prior to the execution date of the Stipulation, and the Stipulation shall not be deemed to constitute an admission of fact by any Party, and neither the existence of the Stipulation nor its contents, shall be admissible in evidence or be referred to for any purposes in the Action or in any litigation or judicial proceeding.

7. Bankruptcy

7.1 In the event any proceedings by or on behalf of Fossil, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

7.2 In the event of any Bankruptcy Proceedings on or on behalf of Fossil, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.

8. Miscellaneous Provisions

8.1 The Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2 The Parties agree that terms of the Settlement were negotiated in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel. The Parties will request that the Judgment in the Derivative Action will contain a finding that during the course of the litigation, the Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar rules of professional conduct. The Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Action were brought or defended in bad faith or without a reasonable basis.

8.3 Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Individual Defendants and/or the Related Persons; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Individual Defendants and/or the Related Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Fossil, the Individual Defendants, and/or the Related Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

8.4 The Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.5 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.

8.6 The Stipulation and the Exhibits attached hereto represent the complete and final resolution of all disputes between the Parties with respect to the Action, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.7 The Stipulation shall be deemed drafted equally by all Parties hereto.

8.8 The Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Texas and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Texas without giving effect to that State’s choice of law principles.

8.9 No representations, warranties, or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.10 Except as otherwise provided herein, each of the Parties shall bear his, her, or its own costs.

8.11 Each counsel or other Person executing the Stipulation or its Exhibits on behalf of any Party hereby warrants that such Person has the full authority to do so.

8.12 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons hereto.

8.13 The Stipulation may be executed by facsimile and in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of May 4, 2011.

ROBBINS GELLER RUDMAN & DOWD LLP
TRAVIS E. DOWNS III (travisd@rgrdlaw.com) JAMES I. JACONETTE (jamesj@rgrdlaw.com) JEFFREY D. LIGHT (jeffl@rgrdlaw.com) ROBERT R. HENSSLER JR. (bhenssler@rgrdlaw.com)

/s/ James I. Jaconette
JAMES I. JACONETTE

655 West Broadway, Suite 1900 San Diego, CA 92101 Telephone: 619/231-1058 619/231-7423 (fax)

ROBBINS UMEDA LLP

BRIAN J. ROBBINS

(brobbins@robbinsumeda.com)

KEVIN A. SEELY

(kseely@robbinsumeda.com)

SHANE P. SANDERS

(ssanders@robbinsumeda.com)

600 B Street, Suite 1900

San Diego, CA 92101

Telephone: 619/525-3990

619/525-3991 (fax)

Co-Lead Counsel for Plaintiffs

KENDALL LAW GROUP, LLP JOE KENDALL (jkendall@kendalllawgroup.com) State Bar No. 11260700 3232 McKinney Avenue, Suite 700 Dallas, TX 75204 Telephone: 214/744-3000 214/744-3015 (fax)

Liaison Counsel

SULLIVAN, WARD, ASHER & PATTON, P.C. CYNTHIA J. BILLINGS (cbillings@swappc.com) 25800 Northwestern Highway 1000 Maccabees Center Southfield, MI 48075-1000 Telephone: 248/746-0700 248/746-2760 (fax)

THE SHUMAN LAW FIRM KIP B. SHUMAN (kip@schumanlawfirm.com) 885 Arapahoe Blvd. Boulder, CO 80302
Telephone: 303/861-3003 303/830-6920 (fax)

Additional Counsel for Plaintiffs

FISH & RICHARDSON
GEOFFREY S. HARPER
ANDREW R. GRABEN
SCOTT C. THOMAS
STEVEN H. STODGHILL

/s/ Geoffrey S. Harper with permission
GEOFFREY S. HARPER

1717 Main Street, Suite 5000 Dallas, TX 75201 Telephone: (214) 747-5070 (214) 747-2091 (fax)

Attorneys for Defendants Tom Kartsotis, Kosta N. Kartsotis, Michael L. Kovar, Michael W. Barnes, Mark D. Quick, Jal S. Shroff, Randy S. Hyne, Richard H. Gundy, Kenneth W. Anderson, Alan J. Gold, Michael Steinberg, Donald J. Stone, Caden Wang, Stephen Bock

LAW OFFICES OF JOE STALEY, JR., P.C. E. LAWRENCE VINCENT

/s/ E. Lawrence Vincent with permission
E. LAWRENCE VINCENT

3100 Monticello Avenue, Suite 850 Dallas, TX 75205 Telephone: (214) 739-3700 (214) 739-1919 (fax)

Attorneys for Nominal Defendant Fossil, Inc.

BRACEWELL GIULIANAI LLP TERENCE J. HART

/s/ Terence J. Hart with permission
TERENCE J. HART

1445 Ross Avenue, Suite 3800 Dallas, TX 75202 Telephone: (214) 468-3800 (214) 468-3800 (fax)

Attorneys for Defendant Randy S. Kercho

SCOTT YUNG ANDREW W. YUNG JOHN B. SCOTT

/s/ Andrew W. Yung with permission
ANDREW W. YUNG

208 N. Market Street, Suite 200 Dallas, TX 75202 Telephone: (214) 220-0422 (214) 220-9932 (fax)

Attorneys for Defendant Thomas R. Tunnell

CERTIFICATE OF SERVICE

I hereby certify that on May 5, 2011, I authorized the electronic filing of the foregoing with the Clerk of the Court using the CM/ECF system which will send notification of such filing to the e-mail addresses denoted on the attached Electronic Mail Notice List, and I hereby certify that I caused to be mailed the foregoing document or paper via the United States Postal Service to the non-CM/ECF participants indicated on the attached Manual Notice List.

I certify under penalty of perjury under the laws of the United States of America that the foregoing is true and correct. Executed on May 5, 2011.

/s/ James I. Jaconette
JAMES I. JACONETTE

ROBBINS GELLER RUDMAN & DOWD LLP 655 West Broadway, Suite 1900 San Diego, CA 92101-3301 Telephone: 619/231-1058 619/231-7423 (fax)

E-mail: jamesj@rgrdlaw.com